UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 3, 2008

MIDWEST BANC HOLDINGS, INC.

(Exact Name of Company as Specified in Its Charter)

Delaware	001-13735	36-3252484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

501 West North Avenue	60160
Melrose Park, Illinois	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (708) 865-1053
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

| Item 2.02 Results of Operations and Financial Condition.
Item 2.04 Triggering Event that Accelerates or Increases a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Item 2.06 Material Impairment.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 2.02	Results of Operations and Financial Condition.
     On November 3, 2008, Midwest issued its third quarter earnings release. Attached as Exhibit 99.1 is a copy of the press release relating to the earnings results, which is incorporated by reference herein.
     Note: the information in this report provided in item 2.02 (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.04	Triggering Event that Accelerates or Increases a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     Midwest currently has a $25 million short-term revolving line of credit and $55 million dollar term note with a single lender. As of September 30, 2008, $20.6 million was outstanding under the revolving line of credit and $55 million outstanding under the term loan. These loans are secured by the stock of Midwest Bank. Midwest is obligated to meet certain financial covenants under the loan agreement relating to these loans. In the event it fails to meet any of these covenants, the lender may declare all amounts due under the loans immediately payable. Under these circumstances if Midwest is unable to replace these loans with other funding sources, it could have a material effect on our liquidity.
     The revolving line of credit and term notes include the following covenants at September 30, 2008: (1) the Bank must not have nonperforming loans in excess of 3.00% of total loans, (2) the Bank must report a quarterly profit, excluding charges related to acquisitions, and (3) the Bank must remain well capitalized. In light of recent economic conditions, Midwest’s increase in nonperforming assets, and impairment charges on goodwill and the FNMA and FHLMC preferred securities, Midwest has sought covenant waivers on two occasions since December 31, 2007, including a request it made recently with respect to the third quarter of 2008. The net loss recognized in the third quarter of 2008 caused Midwest to violate a covenant; the lender, however, agreed to conditionally waive this covenant violation pending a successful capital raise.

Item 2.06	Material Impairment.
     On September 16, 2008, we announced that we expected to record as of September 30, 2008, a non-cash-other-than temporary impairment charge on our Fannie Mae and Freddie Mac preferred securities and a non-cash goodwill impairment charge.
     Fannie Mae and Freddie Mac Preferred Securities As of June 30, 2008, our Fannie Mae and Freddie Mac preferred equity securities represented $67.5 million or 8.9% of the total amortized cost of our portfolio of investment securities and $62.0 million or 8.4% of the fair value of our portfolio of investment securities. Since June 30, 2008, Fannie Mae and Freddie Mac have announced significant losses related to their respective business activities which are primarily mortgage related. On September 7, 2008, the United States Treasury announced that these two entities were placed into receivership. These announcements had a significant adverse impact on the fair value of the preferred equity securities of Fannie Mae and Freddie Mac that we own.
     In late September, we sold $16.9 million of these securities and realized a $16.7 million loss. As a result of the actions of the U.S. Treasury and the steep decline in value, we recorded at September 30, 2008, a non-cash impairment charge on our Fannie Mae and Freddie Mac preferred stock investments in pre-tax amount of $47.8 million. Due to recent legislative changes, these charges will be treated as ordinary losses and the amounts of the tax benefits that we expect to realize on these losses in the fourth quarter is $16.9 million. These tax benefits will depend on Midwest satisfying certain Internal Revenue Code limitations. In addition, we previously received dividends on these investments in the amount of $4.8 million per year; these dividends have been discontinued.

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     Goodwill Impairment. At June 30, 2008, our goodwill and identifiable intangible assets were approximately $174.9 million. Under generally accepted accounting principles, if we determine that the carrying value of our goodwill or intangible assets is impaired, we are required to write down the value of these assets. We conducted a review as of September 30, 2008 to determine whether goodwill and identifiable intangible assets are impaired.
     Effective September 30, 2008, we recorded a non-cash goodwill impairment charge of $80 million. This goodwill impairment charge is not tax deductible, did not impact our tangible equity or regulatory capital ratios, and did not adversely affect our overall liquidity position. It was classified as a noninterest expense item.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Midwest has determined it made an error in the original W-2 reporting for James J. Giancola, its president and chief executive officer, relating to restricted stock awards vesting in 2005, 2006 and 2007. It failed to include income related to the vesting of restricted stock in Mr. Giancola’s W-2s which resulted in the failure to report non-cash income that should have been included in the W-2s.
     Due to these reporting failures, Midwest did not withhold sufficient funds from Mr. Giancola’s compensation or pay such funds as withholding to federal and state taxing authorities. Midwest has paid $416,000 to Mr. Giancola to settle this matter.

Item 7.01	Regulation FD Disclosure.
     On November 3, 2008, Midwest announced that it had been preliminarily approved to sell $85.5 million of preferred stock and warrants for approximately $12.8 million of its common stock to the U.S. Treasury as part of the Treasury’s Capital Purchase Program. Attached as Exhibit 99.2 is a copy of a press release relating to this announcement, which is incorporated by reference herein.
     Note: the information in this report provided in item 7.01 (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
     On September 16, 2008, Midwest announced that it had suspended its common stock dividend. Midwest Bank is not expected to pay dividends for the balance of 2008 and will only be able to pay dividends in 2009 upon receipt of regulatory approval. Our annual debt service currently includes approximately $6.8 million in annual interest expenses related to debt and trust preferred securities and $3.3 million in annual dividend obligations on our Series A Preferred Stock. As of September 30, 2008, Midwest, on a stand alone basis, had $5.0 million in cash on hand.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Press Release of Midwest Banc Holdings, Inc., dated November 3, 2008.
     99.2 Press Release of Midwest Banc Holdings, Inc., dated November 3, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Banc Holdings, Inc.
	By:	/s/ JoAnn Sannasardo Lilek
JoAnn Sannasardo Lilek,
November 7, 2008		Executive Vice President and Chief Financial Officer

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